The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.


                        32,583 Placement Agents' Warrants


                          VOID AFTER FEBRUARY 19, 2003




               WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                     EASTBROKERS INTERNATIONAL INCORPORATED


                     THIS CERTIFIES THAT FOR VALUE RECEIVED


                                 KEVIN D. MCNEIL
or registered assigns (the "Registered Holder") is the owner of the number of Placement Agents' Common Stock Purchase Warrants ("Warrants") specified above. Each Placement Agents' Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.05 par value ("Common Stock"), of EASTBROKERS INTERNATIONAL INCORPORATED, a Delaware corporation (the "Company"), at any time between the Initial Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined) , upon the presentation and surrender of this Placement Agents' Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company, accompanied by payment of $7.00 per share of common stock, subject to adjustment from time to time pursuant to the terms and provisions of SECTION 9 hereof and to prevent dilution, for a three (3) year period commencing one (1) year from the date of the initial closing under the offer (the "Closing Date") and terminating four
(4) years thereafter and subject to the Company's right in its sole discretion upon thirty (30) days written notice to reduce the purchase price upon notice to all Warrant Holders, in lawful money of the United States of America in cash or by official bank or certified check made payable to Eastbrokers International Incorporated.

      This Placement  Agents'  Warrant  Certificate  and each Placement  Agents'
Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated December 28, 1998, by and between the Company and the Registered Holder. Terms not defined herein shall have the meanings assigned to them in the Warrant Agreement.

      In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and/or the number of shares of Common Stock subject to purchase upon the exercise of each Placement Agents' Warrant represented hereby are subject to modifications or adjustment.

      Each Placement Agents' Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Placement Agents' Warrants represented hereby, the Company shall cancel this Placement Agents' Warrant Certificate upon the surrender hereof and shall execute and deliver a new Placement Agents' Warrant Certificate or Placement Agents' Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

      The term "Initial Exercise Date" shall mean February 20, 1999.

      The term "Expiration Date" shall mean 5:00 p.m. (New York time) on February 19, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

      This Placement Agents' Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Placement Agents' Warrant Certificate or Placement Agents' Warrant Certificates of like tenor representing an equal aggregate number of Placement Agents' Warrants, each of such new Placement Agents' Warrant Certificates to represent such number of Placement Agents' Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Placement Agents' Warrant Certificate at such office, a new Placement Agents' Warrant Certificate or Placement Agents' Warrant Certificates representing an equal aggregate number of Placement Agents' Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Placement Agents' Warrant Agreement.

      Prior to the exercise of any Placement Agents' Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

      Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Placement Agents' Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

      This Placement Agents' Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Company has caused this Placement Agents' Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.



                                      EASTBROKERS INTERNATIONAL INCORPORATED


                                          /s/  Martin A. Sumichrast
                              By:     ------------------------------------------
                                      Name:   Martin A. Sumichrast
                                      Title:


                                           /s/ Kevin D. McNeil
                              By:     ------------------------------------------
                                      Name:  Kevin D. McNeil
                                      Title:





Date: December 28, 1998





[Seal]

                                SUBSCRIPTION FORM

     To Be Executed by the Registered Holder in Order to Exercise Placement Agents' Warrants


     THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise _____ Placement Agents' Warrants represented by this Placement Agents' Warrant Certificate, and to purchase the securities issuable upon the exercise of such Placement Agents' Warrants, and requests that certificates for such securities shall be issued in the name of


     ----------------------------------------------------------------------

       (please insert taxpayer identification or other identifying number)


and be delivered to


     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     (please print or type name and address)

and if such number of Placement Agents' Warrants shall not be all the Placement Agents' Warrants evidenced by this Placement Agents' Warrant Certificate, that a new Placement Agents' Warrant Certificate for the balance of such Placement Agents' Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     (Address)


                    ------------------------
                              (Date)



      --------------------------------------------

      (Taxpayer Identification Number)
      (SIGNATURE GUARANTEED)

ASSIGNMENT

     To Be Executed by the Registered Holder in Order to Assign Placement Agents' Warrants

      FOR VALUE RECEIVED, hereby sells, assigns and transfers unto


     ----------------------------------------------------------------------

     (please insert taxpayer identification or other identifying number)


     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

     (please print or type name and address)

of the Placement Agents' Warrants represented by this Placement Agents' Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Placement Agents' Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                          ---------------------------
                                     (Date)



                              SIGNATURE GUARANTEED



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS PLACEMENT AGENTS' WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.